Exhibit 99.2

Form of Notice of Guaranteed Delivery.

[Form of Notice of Guaranteed Delivery]

NOTICE OF GUARANTEED DELIVERY

FOR
TENDER OF
8.75% SUBORDINATED NOTES DUE 2013 (THE “OLD
NOTES”)
IN EXCHANGE FOR
8.75% SUBORDINATED NOTES DUE 2013 (THE “NEW
NOTES”)
OF
BANCO BRADESCO S.A., A BRAZILIAN COMPANY
ACTING THROUGH ITS CAYMAN ISLANDS BRANCH (THE
“ISSUER”)
PURSUANT TO THE PROSPECTUS DATED
[•], 2004 (THE “PROSPECTUS”)

A holder of Old Notes who wishes to accept the Exchange Offer of the Issuer must use this form or one substantially equivalent hereto in connection with the tender of Old Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in “This Exchange Offer—Guaranteed Delivery” of the Prospectus and in Instruction 1 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery on or prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [•], 2004, UNLESS EXTENDED (THE “EXPIRATION DATE”). OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

The Bank of New York

By Registered or Certified Mail:	By Overnight Delivery or Hand:
The Bank of New York	The Bank of New York
Corporate Trust Operations	Corporate Trust Operations
Reorganization Unit	Reorganization Unit
101 Barclay Street – 7 East	101 Barclay Street – 7 East
New York, New York 10286	New York, New York 10286

Attn: Mr. Kin Lau	Attn: Mr. Kin Lau

To Confirm by Telephone or	Facsimile Transmission:
for Information:	(212) 298-1915
(212) 815-3750

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION HEREOF VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “This Exchange Offer —Guaranteed Delivery.”

Subject to and effective upon acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Issuer all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Old Notes tendered hereby. In the event of a termination of the Exchange Offer, the Old Notes tendered pursuant thereto will be returned to the tendering Old Note holder promptly.

The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

Forming Part of the Terms and Conditions of the Exchange Offer

1. Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, use of registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holder(s) may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Notes or signed as the name of the participant is shown on the Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person’s authority to so act.

3. Requests for Assistance or Additional Copies.

Requests for assistance or additional copies of this Notice of Guaranteed Delivery, the Prospectus or the Letter of Transmittal may be directed to the Exchange Agent at the address set forth above. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.Offer.